UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
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Filed by a Party other than the Registrant ☐

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Whitestone REIT
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2600 S. GESSNER ROAD, SUITE 500
HOUSTON, TEXAS 77063

March 30, 2016

Dear Shareholder:

You are cordially invited to attend the 2016 Annual Meeting of Shareholders to be held on Monday, May 9, 2016, at 10:00 a.m., Central Daylight Time, at the Houston Marriott Westchase Hotel, located at 2900 Briarpark Drive, Houston, Texas 77042.

The notice of Annual Meeting and proxy statement accompanying this letter provide an outline of the business to be conducted at the meeting. I will also report on our progress during the past year and answer shareholders' questions.

In accordance with the “e-proxy” rules promulgated by the Securities and Exchange Commission, we are pleased to take advantage of the practice of furnishing proxy materials to our shareholders over the Internet. Accordingly, on or about March 30, 2016, we are mailing to our shareholders (other than those shareholders who have previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials. On the date of the mailing of the Notice of Internet Availability of Proxy Materials, all shareholders of record and beneficial owners will have the ability to access all of our proxy materials referred to in the Notice of Internet Availability of Proxy Materials on the Internet website cited therein and in the accompanying Proxy Statement. These proxy materials will be available free of charge. The e-proxy rules afford us the opportunity to realize cost savings on the printing and distribution of our proxy materials, and we hope that, if possible and convenient, you will avail yourself of this option.

It is important that your shares be represented at the Annual Meeting. I urge you to authorize a proxy to vote your shares via the Internet, or by calling the toll-free telephone number, or, if you requested printed materials, by signing, dating and promptly returning your proxy card enclosed with the proxy materials. Your vote is important.

Sincerely yours,
James C. Mastandrea
Chairman and Chief Executive Officer

2600 S. GESSNER ROAD, SUITE 500
HOUSTON, TEXAS 77063

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be Held May 9, 2016
To our Shareholders:

You are invited to attend our 2016 Annual Meeting of Shareholders (the “Annual Meeting”), to be held at the Houston Marriott Westchase Hotel, located at 2900 Briarpark Drive, Houston, Texas 77042, on Monday, May 9, 2016 at 10:00 a.m., Central Daylight Time for the following purposes:

1.	To elect one trustee to serve until our 2019 annual meeting of shareholders and thereafter until his successor has been duly elected and qualified (Proposal No. 1);

2.	To ratify the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2016 (Proposal No. 2); and

3.	To transact other business that may properly come before the meeting or any adjournment thereof.

All shareholders of record as of the close of business on February 11, 2016 are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

We are pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders electronically. We believe these rules allow us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE READ THE PROXY STATEMENT AND VOTE YOUR SHARES AS SOON AS POSSIBLE.

By order of the Board of Trustees,

John J. Dee
Chief Operating Officer and Corporate Secretary
March 30, 2016

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON MAY 9, 2016:

This Proxy Statement and Whitestone's Annual Report to Shareholders for the fiscal year ended December 31, 2015 are available for review by shareholders of record at: www.astproxyportal.com/ast/16614/ and by beneficial owners at www.proxyvote.com.

WHITESTONE REIT

2600 South Gessner Road
Suite 500
Houston, Texas 77063
www.whitestonereit.com

_____________________

PROXY STATEMENT
_____________________

The following information is furnished in connection with the 2016 Annual Meeting of Shareholders (the “Annual Meeting”) of Whitestone REIT (the “Company” or “Whitestone”), to be held on Monday, May 9, 2016 at 10:00 a.m., Central Daylight Time, at the Houston Marriott Westchase Hotel, located at 2900 Briarpark Drive, Houston, Texas 77042. This Proxy Statement, our 2015 Annual Report on Form 10-K (“Annual Report”), and Form of Proxy are first being made available, and a Notice Regarding the Availability of Proxy Materials is first being mailed, to shareholders on or about March 30, 2016.

SOLICITATION AND VOTING

The Board of Trustees of Whitestone (our “Board”) is soliciting proxies to be used at our Annual Meeting to be held on May 9, 2016 at 10:00 a.m., Central Daylight Time, at the Houston Marriott Westchase Hotel, located at 2900 Briarpark Drive, Houston, Texas 77042 or at any postponement or adjournment thereof.

What proposals will be voted upon at the Annual Meeting?

The following proposals are scheduled to be voted upon at the Annual Meeting: (1) the election of one trustee to serve until our 2019 annual meeting of shareholders; and (2) the ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2016.  As of the date of this Proxy Statement, we are not aware of any other matters that will be presented for consideration at the Annual Meeting.

 Who is entitled to vote at the Annual Meeting?

Only holders of record of our common shares as of the close of business on the record date, February 11, 2016, are entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment thereof. As of the close of business on February 11, 2016, we had 27,004,295 common shares outstanding. Common shareholders are entitled to one vote for each common share that they owned on the record date.
Shareholder of Record: Shares Registered in Your Name. If on February 11, 2016 your shares were registered directly in your name with Whitestone's transfer agent, American Stock Transfer & Trust Company, LLC, then you are a shareholder of record. As a shareholder of record, you may vote in person at the Annual Meeting or vote by proxy as set forth below.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent. If, on February 11, 2016, your shares were held in an account with a broker, bank or other agent, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability of Proxy Materials was forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, because you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy card from your broker, bank or other agent.

 Why didn't I automatically receive a paper copy of the Proxy Statement, Proxy Card and Annual Report?

The Securities and Exchange Commission (“SEC”) rules allow us to furnish proxy materials to our shareholders electronically. By utilizing electronic delivery, we lower the costs of delivery of proxy materials, and protect the environment by reducing our use of paper. We only mail proxy materials to those shareholders who specifically request a paper copy. On or about March 30, 2016, we mailed to all shareholders a Notice of Internet Availability of Proxy Materials that contained an overview of the proxy materials and explained several methods by which shareholders could view the proxy materials online or request a printed copy of the proxy materials to be delivered via regular mail or e-mail. There is no charge for requesting a printed copy. The Notice of Internet Availability of Proxy Materials includes a website address that provides you with instructions on how to view our proxy materials on the Internet and enables you to notify us to send proxy materials to you via e-mail.
Can I find additional information on the Company website?

Yes. Our website is www.whitestonereit.com. Although the information contained on our website is not and should not be considered part of this Proxy Statement, you can view additional information on the website, such as our Code of Business Conduct and Ethics, Corporate Governance Guidelines, charters of Board committees and SEC filings. A copy of any of these documents may be obtained free of charge by writing to Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063, Attention: Investor Relations.

How do I vote?

You may either vote for or withhold your vote on the election of the trustee nominee and you may vote for, against, or abstain from voting on the other proposals. The procedures for voting are set forth below.

Shareholder of Record: Shares Registered in Your Name. If you are a shareholder of record, you may vote in person at the Annual Meeting or vote by giving your proxy authorization over the Internet or by telephone or mail. Proxies validly delivered by shareholders (by Internet, telephone or mail as described below) and timely received by us will be voted in accordance with the instructions contained therein. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy or to give your proxy authorization to ensure that your votes are counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy or given your proxy authorization.
  If a shareholder provides a proxy but gives no instructions, the shareholder's shares will be voted in accordance with the recommendations of our Board.
You may authorize a proxy in three ways:
•Vote online. You can access the proxy materials and vote at www.voteproxy.com. To vote online, you must have a your 11-digit control number provided in your proxy materials.

•Vote by telephone. Besides voting online, you also have the option to vote by telephone by dialing 1-800-776-9437 in the United States or 1-718-921-8500 from outside of the United States and following the instructions provided.

•Vote by regular mail. If you requested printed materials and would like to vote by mail, then please mark, sign and date your proxy card enclosed with the printed materials and return it promptly in the postage-paid envelope provided.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received the Notice of Internet Availability of Proxy Materials from that organization rather than from Whitestone. You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. To do this, follow the instructions from your broker, bank or other agent included with the Notice of Internet Availability of Proxy Materials or contact your broker, bank or other agent to request a proxy card.
Regardless of how you choose to vote, your vote is important to us and we encourage you to vote promptly.
Can I change or revoke my vote after I return my proxy card?

Yes. If you are the shareholder of record of your shares, you may change or revoke your proxy at any time before it is exercised in one of three ways:

•
You may send a written notice of revocation, which must be received by the close of business on May 8, 2016, to our Chief Operating Officer and Corporate Secretary, John J. Dee, at Whitestone REIT, 2600 S. Gessner Road, Suite 500, Houston, Texas 77063;

•	You may submit another properly completed proxy card bearing a later date which must be received by the close of business on May 8, 2016; or

•
You may attend the Annual Meeting and notify the election officials that you wish to revoke your proxy and vote in person. However, your attendance at the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.

How many shares must be present to constitute a quorum for the Annual Meeting?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if the holders of at least a majority of the outstanding shares entitled to vote are represented in person or by proxy at the Annual Meeting. As of February 11, 2016, the record date, there were 27,004,295 common shares outstanding and entitled to vote. Thus, 13,502,148 common shares must be represented in person or by proxy at the Annual Meeting to constitute a quorum.
Your shares will be counted towards the quorum if you vote in person at the Annual Meeting or if you submit a valid proxy by mail, Internet or telephone (or one is submitted on your behalf by your broker, bank or other agent). Additionally, “WITHHOLD” votes, abstentions and broker non-votes, as described below, will also be counted towards the quorum requirement. If there is no quorum, the chairman of the Annual Meeting may adjourn the meeting until a later date.

What are the recommendations of the Board?

1.	Our Board recommends a vote “FOR” the nominee for trustee.

2.
Our Board recommends a vote “FOR” the ratification of the appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count (i) “FOR” and “WITHHOLD”, votes and broker non-votes with respect to Proposal No. 1 (election of trustees), and (ii) “FOR” and “AGAINST” votes and abstentions with respect to Proposal No. 2 (ratification of our independent registered public accounting firm).

Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting.  A broker non-vote occurs when a nominee, such as a broker, bank or other agent, holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary authority with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner.  Brokers, banks or other agents that have not received voting instructions from their clients cannot vote on their clients' behalf with respect to “non-routine” proposals but may vote their clients' shares on “routine” proposals.

Under applicable rules of the New York Stock Exchange, Proposal No. 1 (election of trustees) is a non-routine matter and a broker, bank or other agent does not have discretionary authority to vote on such proposal. Conversely, Proposal No. 2 (ratification of the appointment of our independent registered public accounting firm) is a routine matter and brokers, banks or other agents have discretionary authority to vote on such proposal.

How many votes are needed to approve each proposal?

•
for a trustee nominee to be elected (Proposal No. 1) such nominee must receive the affirmative vote of a plurality of all the votes cast in respect of his election. This means the nominee receiving the greatest number of votes will be elected. Broker non-votes and abstentions will have no impact as they are not counted as votes cast for this purpose. In addition, our corporate governance guidelines provide that any nominee for trustee in an uncontested election who receives a greater number of votes “WITHHELD” from his or her election than votes “FOR” such election shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee, which shall then make a recom mendation to the Board, after which the Board will publicly disclose its decision with respect to such resignation within 90 days of the certification of the election results.

•
for the ratification of the appointment of our independent registered public accounting firm (Proposal No. 2) to be approved the proposal must receive the affirmative vote of a majority of all votes cast at the Annual Meeting, whether in person or by proxy (which means the number of votes cast “FOR” the proposal must exceed the number of votes cast “AGAINST” the proposal). In determining whether Proposal No. 2 has received the requisite number of affirmative votes, abstentions and broker non-votes will have no impact because they will not be counted as votes cast for this purpose.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to the costs of mailing the Notice of Internet Availability of Proxy Materials, posting our proxy materials on an Internet website and providing any requested paper or electronic copies of our proxy materials, our officers or employees may also solicit proxies by telephone, e-mail or personal interview. Officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

We have also retained D.F. King to assist in the solicitation of proxies for a fee of approximately $8,500, plus out-of-pocket expenses.  Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing signed by the shareholder in the same manner as the proxy being revoked and delivered to D.F. King at 48 Wall Street, 22nd Floor, New York, NY 10005, or to our Corporate Secretary at Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063.

How many copies should I receive if I share an address with another shareholder?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, banks or other agents, to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address may receive a single copy of our proxy materials, including the Notice of Internet Availability of Proxy Materials, unless the affected shareholder has provided us with contrary instructions. This procedure provides extra convenience for shareholders and cost savings for companies.
Whitestone and some brokers, banks or other agents may be householding our proxy materials, including the Notice of Internet Availability of Proxy Materials. A single Notice of Internet Availability of Proxy Materials and, if applicable, a single set of the Annual Report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker, bank or other agent that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If you did not respond that you did not want to participate in householding, you were deemed to have consented to the process. Shareholders may revoke their consent at any time by contacting Broadridge ICS, either by calling toll-free (800) 542-1061 or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, Whitestone will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the Annual Report and other proxy materials, to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, the Annual Report and other proxy materials, you may send a request to Whitestone, either in writing or telephone, at the address or telephone number listed under “Whom should I contact if I have any questions?” below. Requests must be received by April 25, 2016 for materials to be received prior to the Annual Meeting. In addition, if you are receiving multiple copies of the Notice of Internet Availability of Proxy Materials and, if applicable, Annual Report and other proxy materials, you can request householding by contacting our Investor Relations department in the same manner.

How can I obtain Whitestone’s Annual Report on Form 10-K?

Our Annual Report for the year ended December 31, 2015, as filed with the SEC, can be accessed, along with this Proxy Statement, by following the instructions contained in our Notice of Internet Availability of Proxy Materials and is also available on the Investor Relations page of our corporate website at www.whitestonereit.com. If you wish to receive a copy of our Annual Report for the year ended December 31, 2015, as well as a copy of any exhibit specifically requested, we will mail these documents to you free of charge. Requests should be sent to Whitestone REIT, 2600 South Gessner Road, Suite 500,

Houston, Texas 77063, Attention: Investor Relations. A copy of our Annual Report has also been filed with the SEC and may be accessed from the SEC’s website at http://www.sec.gov.

The Annual Report for the fiscal year ended December 31, 2015 is not, and should not be considered to be, a part of our proxy materials.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final results will be announced in a Current Report on Form 8-K that will be filed with the SEC within four business days after the conclusion of the Annual Meeting and may be accessed from the SEC's website at www.sec.gov.

How and when may I submit a shareholder proposal for Whitestone’s 2017 annual meeting of shareholders?

In order for a shareholder proposal to be considered for inclusion in the proxy statement for the 2017 annual meeting of shareholders, written proposals must be received by the Corporate Secretary at Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063, no later than December 30, 2016 and comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Pursuant to Whitestone's bylaws, shareholders wishing to submit proposals or trustee nominations, whether or not included in our proxy materials, must have given timely notice thereof in writing to our Corporate Secretary. Under our current bylaws, to be timely for the 2017 annual meeting of shareholders, you must deliver proposals to our Corporate Secretary, in writing, not later than December 30, 2016, nor earlier than November 30, 2016. We also advise you to review Whitestone’s bylaws, which contain additional requirements about advance notice of shareholder proposals and trustee nominations, including the different notice submission date requirements in the event that the date for our 2017 annual meeting of shareholders is more than 30 days before or after May 9, 2017.

A more detailed discussion regarding the submission of proposals for the 2017 annual meeting of shareholders is provided under "Corporate Governance - Shareholder Nominations for Trustee" below.

Whom should I contact if I have any questions?

If you have any questions about the Annual Meeting or these proxy materials, please contact our Investor Relations department at Whitestone REIT, Attn: Investor Relations, 2600 South Gessner Road, Suite 500, Houston, Texas 77063, or call (713) 435-2219. If you have questions about your ownership of our common shares, please contact our transfer agent, American Stock Transfer and Trust Company, LLC (www.amstock.com) by dialing 1-800-937-5449, or via e-mail at info@amstock.com.

PROPOSAL NO. 1 - ELECTION OF TRUSTEES

Nominees for Trustee

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of trustees, and each class serves for a three-year term.

Paul T. Lambert is our current Class I trustee and his term expires at the Annual Meeting. Daryl J. Carter and Donald F. Keating are our current Class II trustees and their terms expire at our 2017 annual meeting of shareholders. Jack L. Mahaffey and James C. Mastandrea are our current Class III trustees and their terms expire at our 2018 annual meeting of shareholders.

In addition, at the Board's request, Mr. Daniel G. DeVos, who served as trustee from 2009 to 2013, has served the Company as a trustee emeritus, since 2013, allowing other trustees to continue to draw upon Mr. DeVos' knowledge and experience in an advisory and non-voting capacity.

Mr. Lambert, our current Class I trustee, is standing for re-election at the Annual Meeting.  Mr. Lambert was recommended for re-election to our Board by our Nominating and Corporate Governance Committee, was nominated for re-election by the Board and has accepted the nomination.

Trustees are elected by a plurality of all votes cast by the holders of shares present in person or represented by proxy at the Annual Meeting. In addition, our corporate governance guidelines provide that any nominee for trustee in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee, which shall then make a recommendation to the Board, after which the Board will publicly disclose its decision with respect to such resignation within 90 days of the certification of the election results.

Shares represented by valid proxies will be voted, if authority to do so is not withheld, for the election of Mr. Lambert. The Board has no reason to believe that Mr. Lambert will be unable to serve as trustee. In the event, however, that Mr. Lambert should be unavailable for election as a result of an unexpected occurrence, shares represented by valid proxies will be voted for the election of such substitute nominee as the Nominating and Corporate Governance Committee may propose.

If elected at the Annual Meeting, Mr. Lambert has agreed to serve until the 2019 annual meeting of shareholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Mr. Lambert is not being nominated for election pursuant to any agreements or understandings between us and any other person.

Our Board of Trustees unanimously recommends that you vote “FOR” the election of Paul T. Lambert.

Members of the Board of Trustees

Set forth below are descriptions of the backgrounds and principal occupations of the nominee for trustee included in Proposal No. 1 and for each of our trustees with terms expiring after the Annual Meeting, and the period during which each has served as a trustee.

Trustee	Age(1)	Business Experience	Trustee Since
Nominees
Paul T. Lambert	63	Mr. Lambert has served since 1995 as the Chief Executive Officer of Lambert Capital Corporation, a private real estate investment company. He served on the Board of Directors and was the Chief Operating Officer of First Industrial Realty Trust, Inc. (NYSE) from its initial public offering in October 1994 to the end of 1995. Since 1998 Mr. Lambert has also served as a trustee of Paragon Real Estate Equity and Investment Trust (OTC Bulletin Board).	2013
Other Trustees
Daryl J. Carter	60
Mr. Carter founded and since 2007 has served as Chairman and Chief Executive Officer of Avanath Capital Management, LLC, an investment firm focused on urban-themed real estate and mortgage investments. From 2005 to 2007, Mr. Carter was an Executive Managing Director of Centerline Capital Group, or Centerline, a subsidiary of Centerline Holding Company (NYSE), and head of the Commercial Real Estate Group. From 2005 to 2007, he was also the President of American Mortgage Acceptance Corporation, a publicly-held, commercial mortgage lender (NYSE-MKT) that was externally managed by Centerline. Since 2003, Mr. Carter has served as a trustee of Paragon Real Estate Equity and Investment Trust (OTC Bulletin Board). He has served as a director of Silver Bay Realty Trust Corp. (NYSE) since July 2013. He is a Trustee of the Urban Land Institute and former Chairman of the National Multifamily Housing Council. Mr. Carter serves on the Dean's Advisory Council of the M.I.T. Sloan School of Management.
			2009
Donald F. Keating	83	Mr. Keating was formerly the Chief Financial Officer of Shell Mining Company. Mr. Keating retired from Shell Mining Company in 1992 and continued to provide consulting services to Shell Oil (NYSE) until 2002. Since 2002, Mr. Keating has managed his personal investments. Mr. Keating served in the United States Marine Corps as infantry company commander. He is a former board member of Billiton Metals Company, R & F Coal Company and Marrowbone Coal Company.	2008
Jack L. Mahaffey	84	Mr. Mahaffey was formerly the President and Chief Executive Officer of Shell Mining Company. Since retiring from Shell Mining Company in 1991, Mr. Mahaffey has managed his personal investments. Mr. Mahaffey served in the United States Air Force and is a former board member of the National Coal Association and the National Coal Council.	2000

James C. Mastandrea	72
Mr. Mastandrea has over 37 years of experience in the real estate industry and 19 years of experience serving in high level positions of publicly traded companies. He has served as our Chairman and Chief Executive Officer since 2006. He has also served since 2003 as the President, Chief Executive Officer and Chairman of Paragon Real Estate Equity and Investment Trust (OTC Bulletin Board). Mr. Mastandrea has also served since 1978 as the Chief Executive Officer/Founder of MDC Realty Corporation, a privately held residential and commercial real estate development company. From 1994 to 1998, Mr. Mastandrea served as Chairman and Chief Executive Officer of First Union Real Estate Investments (NYSE). Mr. Mastandrea also served in the U.S. Army as a Military Police Officer. Mr. Mastandrea is a director of Cleveland State University Foundation Board and regularly lectures to MBA students at the University of Chicago and teaches as an adjunct professor at Rice University.
2006

(1) As of March 17, 2016.

Qualifications of Trustees

When considering whether our trustees and trustee nominee have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our operational and organizational structure, the Nominating and Corporate Governance Committee and the Board focused primarily on the information discussed in each of the individual biographies set forth above and on the following particular attributes:

• Mr. Lambert: The Board considered his significant experience in the commercial real estate industry and financing of development projects, as well as his demonstrated leadership skills, and concluded that he is well qualified to perform oversight functions as a member of our Board and as member of our Compensation and Chairman of our Nominating and Corporate Governance Committees.

• Mr. Carter:  The Board considered his management experience with a number of financial and real estate entities and determined that his extensive financial background and demonstrated leadership skills provide exceptional qualification to perform oversight functions as a member of our Audit Committee and as a member of our Board.

• Mr. Keating:  The Board considered his educational and professional experience in the field of finance and accounting, as well as supervisory roles in the accounting industry, and determined that his experience and skills in these industries facilitate his oversight and administration of our accounting and financial reporting practices, risk management efforts and compliance with applicable regulatory standards in the capacity of Chairman of the Audit  Committee and as a member of our Nominating and Corporate Governance and Compensation Committees and our Board.

• Mr. Mahaffey:  The Board considered his extensive experience and demonstrated oversight and decision-making abilities as a senior executive with large companies in the petroleum industry and his experience in managing investments and determined that he was uniquely qualified to oversee and administer our compensation programs in the capacity of Chairman of the Compensation Committee and as a member of our Nominating and Governance and Audit Committees and our Board.

• Mr. Mastandrea:  The Board considered his prior service to Whitestone as its Chairman and Chief Executive Officer, his more than 37 years of experience in the commercial real estate industry, and his 19 years of experience serving in high level positions of publicly traded companies, and determined that his leadership and intimate knowledge of Whitestone and his extensive experience and familiarity with the commercial real estate industry and public companies are critical to the oversight of our strategic initiatives and the evaluation of our growth and operational performance in his capacity as Chief Executive Officer and Chairman of our Board.

There are no family relationships among any of our trustees or executive officers, other than James C. Mastandrea, our Chairman and Chief Executive Officer and Christine J. Mastandrea, our Vice President of Corporate Strategy, who are married to each other.

CORPORATE GOVERNANCE

Independence

Under the listing standards of the New York Stock Exchange (“NYSE”), and pursuant to our corporate governance policies and guidelines, we are required to have a majority of “independent” directors and a nominating and corporate governance committee, compensation committee, and audit committee, each composed solely of independent directors. In determining trustee independence, the Board broadly considers all relevant facts and circumstances, including the rules of the NYSE. The Board considers these issues not merely from the standpoint of a trustee, but also from that of persons or organizations with which the trustee has an affiliation. An independent trustee is free of any relationship with Whitestone or its management that may impair the trustee’s ability to make independent judgments.

Our Board has affirmatively determined that four of our five current trustees are “independent” as that term is defined by the NYSE listing standards and applicable SEC rules.  These trustees are Daryl J. Carter, Donald F. Keating, Paul T. Lambert, and Jack L. Mahaffey. Mr. Mastandrea is not independent because he is an employee of the Company.

Meetings and Committees of the Board of Trustees

Our Board met five times during 2015.  Our independent trustees meet separately in executive sessions on a regular basis, typically during a portion of, or immediately after, each regularly scheduled meeting of our Board.  Our four independent trustees preside over the independent meetings on a rotational basis, rotating the chairmanship at each meeting. All of our trustees attended at least 75% of the meetings for our Board and their assigned committees during the period of 2015 in which they served as a trustee.

All but one of our trustees attended our 2015 annual meeting of shareholders in person. The trustee who did not attend our 2015 annual meeting of shareholders in person participated telephonically due to an unexpected flight cancellation. We strongly encourage our trustees to attend our annual meetings, but we do not have a formal policy regarding attendance.

Our entire Board considers all major decisions concerning our business.  Our Board has also established committees so that certain matters can be addressed in more depth than may be possible at a meeting of the entire Board.  Our Board has established a standing Nominating and Corporate Governance Committee, Audit Committee and Compensation Committee.  Our Board’s committee membership is as follows, with the “X” denoting the members of the respective committee:

Name	Nominating and Corporate Governance Committee	Audit Committee	Compensation Committee
Non-Employee Trustees:
Daryl J. Carter		X
Donald F. Keating	X	Chairman	X
Paul T. Lambert	Chairman		X
Jack L. Mahaffey	X	X	Chairman
Number of Meetings in 2015	1	4	2

Our Board has adopted a charter for each committee. The charters are available on the Corporate Governance page of our website at www.whitestonereit.com. The information contained on our website is not, and should not be considered, a part of this Proxy Statement.

Nominating and Corporate Governance Committee

The primary purposes of the Nominating and Corporate Governance Committee are:

•	identifying individuals qualified to become trustees;

•	recommending nominees for committees of our Board; and

•	overseeing matters concerning corporate governance practices.

The committee currently consists of Paul T. Lambert, Donald F. Keating and Jack L. Mahaffey, with Mr. Lambert serving as chairman.  Each member of the committee is “independent” under the NYSE listing standards and applicable SEC rules.

The committee is responsible for identifying individuals qualified to become trustees and for evaluating potential or suggested trustee nominees. Pursuant to our bylaws, as amended, in order for an individual to qualify for nomination or election as a trustee, an individual, at the time of nomination, must have substantial expertise, experience or relationships relevant to the business of Whitestone, which may include:

•	commercial real estate experience;

•	an in-depth knowledge of and working experience in finance or marketing;

•	capital markets or public company experience;

•	university teaching experience in a Master of Business Administration or similar program;

•	experience as a chief executive officer, chief operating officer or chief financial officer of a public or private company; or

•	public or private company board experience.

Additionally, an individual shall not have been convicted of a felony or sanctioned or fined for a securities law violation of any nature. The committee in its sole discretion will determine whether a nominee satisfies the foregoing qualifications or possesses such other characteristics as deemed necessary by the committee.  Though we have no formal policy addressing diversity, pursuant to our bylaws, as amended, the committee will seek to recommend nominees to the Board that represent a diversity of experience, gender, race, ethnicity and age.  Any individual who does not satisfy the qualifications above is not eligible for nomination or election as a trustee.

The committee performs a preliminary evaluation of potential candidates primarily based on the need to fill any vacancies on our Board, the need to expand the size of our Board and the need to obtain representation in key disciplines and/or market areas.  The committee will seek to identify trustee candidates based on input provided by a number of sources, including committee members and other members of our Board.  The committee also has the authority to consult with or retain advisors to carry out its duties.  Once a potential candidate is identified as one who fulfills a specific need, the committee performs a full evaluation of the potential candidate.  This evaluation includes reviewing the potential candidate’s background information, relevant experience, willingness to serve, independence and integrity.  In connection with this evaluation, the committee may interview the candidate in person or by telephone.  After completing its evaluation, the committee makes a recommendation to the full Board as to the individuals who should be nominated by our Board.  Our Board elects nominees recommended by the committee to fill vacancies on our board and nominates the nominees for election by shareholders after considering the recommendations and a report of the committee. To date, the committee has not paid a fee to any third party to assist in the process of identifying or evaluating trustee candidates.

Shareholder Nominations for Trustee

The Nominating and Corporate Governance Committee will consider for nomination all individuals recommended by shareholders in the same manner as all other trustee candidates provided that such recommendations are submitted in accordance with the procedures set forth in our bylaws. If a shareholder is recommending a candidate to serve on our Board, the recommendation must include the information specified in our bylaws, including the following:

(1)
As to each individual whom the shareholder proposes to nominate for election or reelection that meets the criteria of serving as a trustee as set forth in the qualifications of trustees section of our bylaws (Article III, Section 3), all information relating to the proposed nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the proposed nominee as a trustee in an election contest (even if an election contest is not involved), or would otherwise be required in connection with the solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including the proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected).

(2)	As to any business that the shareholder proposes to bring before the meeting:

•	a description of the business; and

•
the shareholder’s reasons for proposing the business at the meeting and any material interest in the business of the shareholder or any shareholder associated person (as defined in our bylaws), individually or in the aggregate, including any anticipated benefit from the proposal to the shareholder or the shareholder associated person.

(3)	As to the shareholder giving the notice, any proposed nominee and any shareholder associated person:

•
the class, series and number of all shares of stock or other securities of Whitestone or any of its affiliates (also referred to as Whitestone securities), if any, that are owned (beneficially or of record) by the shareholder, proposed nominee or shareholder associated person, the date on which each Whitestone security was acquired and the investment intent of the acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of stock or other security) in any Whitestone securities of any person;

•	the record or "street name" holder for, and number of, any Whitestone securities owned beneficially but not of record by the shareholder, proposed nominee or shareholder associated person;

•
whether and the extent to which the shareholder, proposed nominee or shareholder associated person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (i) manage for the Whitestone shareholder, proposed nominee or shareholder associated person the risk or benefit of changes in the price of (x) Whitestone securities or (y) any security of any entity that was listed in the peer group in the stock performance graph in the most recent annual report to shareholders of Whitestone or (ii) increase or decrease in the voting power of the shareholder, proposed nominee or shareholder associated person in Whitestone or any affiliate thereof (or, as applicable, in any peer group company) disproportionately to the person’s economic interest in the company securities (or, as applicable, in any peer group company); and

•
any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with Whitestone), by security holdings or otherwise, of the shareholder, proposed nominee or shareholder associated person, in Whitestone or any affiliate thereof, other than an interest arising from the ownership of Whitestone’s securities where the shareholder, proposed nominee or shareholder associated person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series.

(4)	As to the shareholder giving the notice, any shareholder associated person with an interest or ownership referred to in paragraphs (2) and (3) above and any proposed nominee:

•	the name and address of the shareholder, as they appear on our share ledger, and the current name and business address, if different, of each shareholder associated person and any proposed nominee;

•
the investment strategy or objective, if any, of the shareholder and each shareholder associated person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in the shareholder, each shareholder associated person and any proposed nominee; and

•
to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the nominee for election or reelection as a trustee or the proposal of other business on the date of the shareholder’s notice.

The foregoing description of our advance notice provisions is a summary and is qualified in its entirety by reference to the full text of our bylaws, which were filed with the SEC as Exhibit 3.1 to our Current Report on Form 8-K filed on October 9, 2008. Accordingly, we advise you to review our bylaws for additional stipulations relating to advance notice of trustee nominations and shareholder proposals. For a description of the applicable deadlines for shareholder proposals, see “Solicitation and Voting - How and when may I submit a shareholder proposal for Whitestone's 2017 annual meeting of shareholders?”

Audit Committee

The primary purposes of the Audit Committee are:

•	overseeing our accounting and financial reporting process, the audits of our financial statements; and assisting the Board in its oversight of the following:

•	management’s responsibilities to assure there is in place an effective system of internal controls over financial reporting;

•	the qualifications and independence of our registered public accounting firm;

•	the performance of our registered public accounting firm; and

•	our compliance with our ethical standards, policies, plans and procedures, and applicable laws and regulations.

The committee also prepares a report each year for inclusion in our proxy statement in accordance with the rules of the SEC.

The committee currently consists of Daryl J. Carter, Donald F. Keating and Jack L. Mahaffey, with Mr. Keating serving as chairman.  Our Board has determined that Mr. Keating is an “audit committee financial expert” as defined by the rules promulgated by the SEC.  Each member of the committee is “independent” under the NYSE listing standards and applicable SEC rules.

Compensation Committee

The primary purposes of the Compensation Committee are as follows:

•	assisting our Board in discharging its responsibilities relating to our overall compensation and benefit structure; and

•	producing an annual report on executive compensation for inclusion in our proxy statement in accordance with applicable rules and regulations.

The committee currently consists of Paul T. Lambert, Donald F. Keating and Jack L. Mahaffey, with Mr. Mahaffey serving as chairman.  Each member of the committee is “independent” under the NYSE listing standards and applicable SEC rules.

The committee has the sole authority to oversee the administration of compensation programs applicable to our executive officers and trustees and to recommend for approval by the Board the compensation of our Chief Executive Officer. The committee also administers our 2008 Long Term Equity Incentive Ownership Plan (the "Plan"). Executive compensation is reviewed at least annually by the committee.  Our Chief Executive Officer completes performance reviews annually and provides recommendations to the committee with respect to our other executive officers.  Trustee compensation is reviewed periodically by the committee as its members deem appropriate.  The committee may delegate some or all of its authority to subcommittees when it deems appropriate.  See “Compensation Discussion and Analysis” for more information regarding the committee’s processes and procedures for consideration and determination of executive compensation.

The committee has the authority to engage and approve fees and other retention terms of outside advisors, without the approval of the Board or management, to assist it in the performance of its duties. Information on the committee's processes and procedures for consideration of executive compensation is provided in the Compensation Discussion and Analysis below.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics that is applicable to all members of our Board, our executive officers and our employees. We have posted our Code of Business Conduct and Ethics on the Corporate Governance section of our website at www.whitestonereit.com. If we amend or grant any waiver from a provision of our Code of Business Conduct and Ethics, we will promptly disclose such amendment or waiver in accordance with and if required by applicable law, including by posting such amendment or waiver on our website at the address above.

Board Leadership Structure

Our Board believes that our Chief Executive Officer is well qualified and best situated to serve as Chairman because he is the trustee most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategic initiatives. Independent trustees and management have different perspectives and roles in strategy development. Our independent trustees bring experience, oversight and expertise from outside our Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. Our independent trustees meet separately in executive sessions on a regular basis, typically during a portion of, or immediately after, each regularly scheduled meeting of our Board.  Our four independent trustees preside over the independent meetings on a rotational basis, rotating the chairmanship at each meeting. We believe that consolidating our leadership structure without a lead independent trustee provides an efficient and effective management model, which fosters direct accountability, effective decision-making and alignment of corporate strategy between our Board and management.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and Chief Executive Officer is in the best interest of shareholders because it provides the appropriate balance between strategy development and independent oversight of management.

Risk Management

Our Board has an active role, as a whole and also at the committee level, in overseeing management of our risks. Our Board regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each. Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, as more fully described in “Compensation Discussion and Analysis – Compensation Related Risk Management.” Our Audit Committee oversees management of financial risks. Our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about such risks.  Specific actions that have been taken by the Board include:

•	Expenditures of over $1.0 million require Board approval;

•	A Board-level Investment Committee that reviews and approves all acquisition and disposition decisions;

•	A limitation on base salary of $100,000 for any employee hired unless the Compensation Committee of our Board approves a greater amount;

•	A compliance policy regarding insider information, disclosure of non-public information, and limitation on employee and trustee transactions of our shares.

Communications with our Board of Trustees

We have established procedures for shareholders or other interested parties to communicate with our Board, including our independent trustees.  Such parties can contact the Board by sending a letter to:  Whitestone REIT, Attn: Corporate Secretary, 2600 South Gessner Road, Suite 500, Houston, Texas 77063.  Our Corporate Secretary will review all communications made by this means and forward the communication to our Board or to any individual trustee to whom the communication is addressed.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Trustees and Executive Officers

The following table sets forth information as of March 16, 2016 regarding the beneficial ownership of our common shares by each of our trustees and our named executive officers and by all trustees and executive officers as a group. The percentage ownership in the following table is based on 27,453,286 common shares outstanding as of the close of business on March 16, 2016.

Name of Beneficial Owner(1)	Common Shares and Units Beneficially Owned(2)	Percentage Ownership
Named Executive Officers:
James C. Mastandrea	898,910(3)	3.25% (4)
John J. Dee	134,681(5)	*
David K. Holeman	250,750(6)	*
Bradford Johnson	103,017(7)	*
Christine J. Mastandrea	898,910(8)	3.25% (4)
Non-Employee Trustees:
Daryl J. Carter	11,068	*
Donald F. Keating	32,769	*
Paul T. Lambert	44,554	*
Jack L. Mahaffey	42,670	*
All executive officers and trustees as a Group (9 persons) (9) (10)	1,518,419	5.53%

* Less than 1%

(1)	Unless otherwise indicated, the address for each beneficial owner is 2600 S. Gessner, Suite 500, Houston, Texas 77063.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person or group who has or shares voting or investment power with respect to those shares. Unless otherwise indicated, and subject to community property laws where applicable, we believe each beneficial owner has sole voting and investment power over the shares beneficially owned.

(3)
Includes 350,837 restricted common shares, 56,000 time-based restricted common share units and 137,402 units of limited partnership interest in our operating partnership ("OP units"), held by Midwest Development Venture IV, of which Mr. Mastandrea is the general partner and a limited partner, that contain no voting rights and with respect to which Mr. Mastandrea has sole investment power, which are currently redeemable for cash or, at our option, for common shares on a one-for-one basis. Excludes 536,753 restricted common share units issued pursuant to the Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets and the passage of time. Also includes 22,580 common shares and 63,966 restricted common shares held by Christine J. Mastandrea, Mr. Mastandrea’s spouse. Mr. Mastandrea disclaims beneficial ownership of shares held by his spouse, except to the extent of his pecuniary interest therein.

(4)
The total number of common shares outstanding used in calculating Mr. Mastandrea's and Ms. Mastandrea's percentage ownership assumes that all OP units held by Mr. Mastandrea are redeemed for common shares and none of the OP units held by other persons are redeemed for common shares.

(5)
Includes 72,501 restricted common shares and excludes 63,551 restricted common share units issued pursuant to the Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets and the passage of time. Also includes 22,933 common shares pledged to secure a margin loan.

(6)
Includes 156,343 restricted common shares, 25,713 time-based restricted common share units and excludes 244,099 restricted common share units issued pursuant to the Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets and the passage of time. Also includes 3,626 common shares pledged to secure a margin loan.

(7)
Includes 69,345 restricted common shares and excludes 116,299 restricted common share units issued pursuant to the Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets and the passage of time. Also includes 26,620 common shares pledged to secure a margin loan.

(8)
Includes 63,966 restricted common shares and excludes 125,100 restricted common share units issued pursuant to the Plan that contain no voting or dividend rights and are subject to vesting dependent on our achieving certain performance targets and the passage of time. Also includes 203,799 common shares, 350,837 restricted common shares and 201,728 OP Units, which are currently redeemable for cash or, at our option, for common shares on a one-for-one basis, held by James C. Mastandrea, Ms. Mastandrea’s spouse. Ms. Mastandrea disclaims beneficial ownership of shares held by her spouse, except to the extent of her pecuniary interest therein.

(9)	Except as otherwise described herein, none of the shares beneficially owned by our trustees or named executive officers have been pledged as security for an obligation.

(10)
In computing the aggregate number of shares and units beneficially owned and the aggregate percentage ownership by all executive officers and trustees as a group, shares and units beneficially owned by both Mr. Mastandrea and Ms. Mastandrea have not been counted twice.

Beneficial Owners of More Than 5% of Common Shares

The following table sets forth information regarding the beneficial ownership of our common shares by each person, or group of affiliated persons, who is believed by us to beneficially own 5% or more of our common shares. The percentage of class owned in the following table is based upon 27,453,286 common shares outstanding as of the close of business on March 16, 2016.

Name and Address of Beneficial Owner	Common Shares Beneficially Owned	Percent of Class
The Vanguard Group. Inc.	2,781,249 (1)	10.13%
100 Vanguard Boulevard
Malvern, PA 19355

Vanguard Specialized Funds - Vanguard REIT Index Fund - 23-2834924	1,952,347 (2)	7.11%
100 Vanguard Boulevard
Malvern, PA 19355

Blackrock, Inc.	1,856,182 (3)	6.76%
40 East 52nd Street
New York, NY 10022

(1)
The indicated ownership is based solely upon an amendment to Schedule 13G filed with the SEC by the beneficial owner on February 11, 2016 reporting beneficial ownership as of December 31, 2015. The Vanguard Group, Inc. possessed sole voting power over 32,283 common shares, sole dispositive power over 2,748,966 common shares and shared dispositive power with Vanguard Fiduciary Trust Company, its wholly owned subsidiary, over 32,283 common shares.

(2)
The indicated ownership is based solely upon an amendment to Schedule 13G filed with the SEC by the beneficial owner on February 9, 2015 reporting beneficial ownership as of December 31, 2015. Vanguard Specialized Funds - Vanguard REIT Index Fund -23-2834924 possessed sole voting power over 1,952,347 common shares.

(3)
The indicated ownership is based solely upon an amendment to Schedule 13G filed with the SEC by the beneficial owner on January 27, 2016, reporting beneficial ownership as of December 31, 2015. Blackrock, Inc. possessed sole voting power over 1,807,461 common shares and sole dispositive power over 1,856,182 common shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, and the disclosure requirements of Item 405 of SEC Regulations S-K require our trustees and executive officers and persons who own more than 10% of our common shares to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rules to furnish us with copies of these reports. Based solely on a review of the written statements and copies of such reports furnished to us by our executive officers, trustees and greater than 10% beneficial owners, we believe that during fiscal year ended December 31, 2015, all Section 16(a) filing requirements applicable to any officers, trustees and shareholders were timely satisfied.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers. Our executive officers serve one-year terms at the pleasure of our Board.

Executive Officers	Age(1)	Position	Recent Business Experience
James C. Mastandrea	72	Chairman of the Board of Trustees and Chief Executive Officer (October 2006 – present)
Chief Executive Officer and Chairman of Paragon Real Estate Equity and Investment Trust, an OTC Bulletin Board real estate company (2003 – present); Chief Executive Officer/Founder of MDC Realty Corporation, a privately held residential and commercial real estate development company (1978 – present); Chairman and Chief Executive Officer of First Union Real Estate Investments, a NYSE listed REIT (1994 – 1998).

John J. Dee	64	Chief Operating Officer (October 2006 – present)
Trustee, Senior Vice President, and Chief Financial Officer of Paragon Real Estate Equity and Investment Trust (2003 – present); Senior Vice President and Chief Financial Officer of MDC Realty Corporation, a privately held residential and commercial real estate development company (2002 – 2003); Director of Finance and Administration for Frantz Ward, LLP (2000 – 2002); several management positions including Senior Vice President and Chief Accounting Officer with First Union Real Estate Investments, a NYSE listed REIT (1978 - 2000).

David K. Holeman	52	Chief Financial Officer (November 2006 – present)
Chief Financial Officer of Hartman Management, our former advisor (2006); Vice President and Chief Financial Officer of Gexa Energy, a NASDAQ listed retail electricity provider (2004 – 2006); Controller and Chief Financial Officer of Houston Cellular Telephone Company (1994 – 2003).

Bradford D. Johnson	57	Vice President of Acquisitions and Asset Management (2010 – present)
Vice President Acquisitions and Development of Campus Living Villages Funds (REIT), subsidiary of Transfield Holdings Group, fund sponsor, developer and owner (2008 - 2010); Director of Place Properties Inc., military and student-housing developer, owner and operator (2003 - 2007); Chief Financial Officer and Director - Matrix Health Care Development Inc., developer, owner and senior housing operator (1995 - 2003).

Christine J. Mastandrea	50	Vice President of Corporate Strategy (2013 - present)	Independent advisor to the Company (2006 - 2012). Chief Operating Officer of MDC Realty Corporation, a privately held residential and commercial real estate development company (1996 – present).

______________
(1) As of  March 16, 2016.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion & Analysis, or CD&A, focuses on our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers, whom we refer to as the named executive officers, or NEOs. The CD&A presents the philosophy, methods, policies and processes that our Compensation Committee, or the Committee, uses to make decisions regarding NEO compensation and provides important information and summary material regarding the compensation levels, incentive programs and incentive awards to our NEOs.

The Committee believes that the information presented below demonstrates that our NEOs accomplished significant goals on behalf of our shareholders in 2015 and in prior years. Further, we believe the interests of the NEOs are strongly aligned with those of our shareholders through performance-vested equity grants pursuant to our 2008 Long-Term Equity Incentive Ownership Plan, or the Plan, which was approved by shareholders in 2008. We believe the information in this CD&A also demonstrates that our compensation governance program is commensurate with our Company's growth and follows the best practices in the industry.

The Committee's charter specifies the Committee's responsibility for establishing, implementing and continually monitoring our executive compensation programs.  Additionally, the Committee is responsible for the assessment of executive compensation relative to our performance, ensuring that the application of our compensation plans to specific executive incentive awards is justifiably appropriate, and making all compensation-related recommendations to our Board.

The material presented in this CD&A discusses (1) our executive compensation philosophy, strategy, process and procedures, and (2) all compensation components for our five NEOs, including a summary of the following:

•	our overall compensation programs and characteristics;

•	performance evaluation methodology and results;

•	compensation plans adopted and that may be considered in the future; and

•	comparative market compensation assessment.

Throughout this discussion, James C. Mastandrea, our Chairman and Chief Executive Officer, John J. Dee, our Chief Operating Officer, David K. Holeman, our Chief Financial Officer, Bradford D. Johnson, Vice President of Acquisitions and Asset Management, and Christine J. Mastandrea,Vice President of Corporate Strategy are the executives referred to as NEOs.

Highlights and Summary

Whitestone Performance

In 2015, we increased funds from operations core, or FFO Core, by 27%, over 2014 while making significant investments for future growth and strengthening our balance sheet.
We define FFO Core by using the National Association of Real Estate Investment Trusts, or NAREIT, definition of funds from operations, or FFO, and adjusting for certain items that are not indicative of the ongoing operating results of the Company. We believe these adjustments are appropriate in determining FFO Core as they allow for greater comparability of period over period performance.
Management considers FFO and FFO Core as useful additional measures of performance for an equity REIT, because those metrics better reflect the operating performance of its properties by excluding real estate depreciation and amortization, which assumes that the value of real estate assets diminishes predictably over time, and other capital investments such as acquisition costs and non-cash compensation. Since real estate values have historically risen or fallen with market conditions, management believes that FFO and FFO Core provide a more meaningful and accurate indication of the company's performance and useful information for the investment community to compare Whitestone to other REITs. We believe that FFO is generally recognized as the industry standard for reporting the operations of REITs. In addition, we believe that most REITs provide some form of adjusted or modified FFO. For a more detailed explanation of FFO and FFO Core, including a reconciliation to our net income, which is the most closely comparable GAAP measure, please refer to “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report.

Other highlights of 2015 include the following:

•	29.1% increase in revenues

•	31.4% increase in net operating income (“NOI”)

•	28.1% increase in income from continuing operations

•	27.0% increase in FFO Core

•	12.5% increase in FFO Core to $1.35 on a per share basis

•	81.0% dividend to FFO Core ratio

•	9.4% increase in rental rates on new and renewal leases on a GAAP basis

•	$150 million in property acquisitions, the fourth consecutive year in excess of $100 million

These financial results reflect the continuing success of our differentiated strategy and operating model, which we believe will continue to allow us to grow, and result in further increases in profitability and shareholder value.

2015 Pay for Performance Decisions

•	In April 2015 the base salaries of our NEOs were increased as follows:

◦	John J. Dee's base salary was increased 4% to $218,400;

◦	Bradford D. Johnson's base salary was increased 5% to $200,000; and

◦	Christine J. Mastandrea's base salary was increased 9% to $200,000

•
In April 2015 cash bonuses of $11,813, $18,501 and $15,469 were paid to Mr. Dee, Mr. Johnson and Ms. Mastandrea, respectively. These cash bonuses were awarded under our annual incentive bonus program based on achievement of specific corporate level performance goals.

•
Base salary levels for Messrs. Mastandrea and Holeman have remained the same since June 2013. Additionally, Messrs. Mastandrea and Holeman elected not to recieve cash bonuses under our Annual Incentive Bonus Program in 2015, although they were eligible based on achievement of corporate performance goals.

•	The base salaries and annual incentives of our NEO's remain in the lower quartile of the market for comparable positions.

We believe the actions of the Company and the Committee in 2015 reflect not only the best interests of the shareholders but also many of the industry best practices in compensation governance, including:

•
Pay for Performance - We tie pay to performance. Most of our executive pay is not guaranteed. We set clear financial goals for corporate performance and differentiate based on individual achievement. In establishing goals, we select performance metrics that drive both our short-term and long-term corporate strategy in accordance with our strategic plan.

•	Mitigate Undue Risk - We mitigate undue risk associated with compensation, including retention provisions, multiple performance targets and robust board and management processes to identify risk.

•	Independent Compensation Consulting Firm - The Compensation Committee benefits from its utilization of an independent compensation consulting firm which provides no other services to the Company.

•	Minimal Perquisites - We provide only minimal perquisites to our executive officers.

•
Regular Review of Share Utilization - Every year, we evaluate share utilization by reviewing overhang levels (dilutive impact of equity compensation on our shareholders) and annual run rates (the aggregate shares awarded as a percentage of total outstanding shares).

•
Three Levels of Compensation - Compensation is comprised of base salary and two levels of variable compensation. The two levels of variable compensation consist of a potential short-term annual bonus and a long-term incentive program consisting of awards earned over many years based on our performance.

•
Continuous Oversight - We evaluate and monitor general economic conditions, the markets associated with our assets, our tenant base, and general operating and financial policies to determine if the actions/decisions that drive incentive compensation would involve any unnecessary or excessive risk.

Shareholder Say on Pay

The Company provides its shareholders with the opportunity to cast advisory votes on executive compensation (a “say on pay proposal”) every three years. At our annual meeting of shareholders in 2014, 96% of the votes cast on the say-on-pay proposal were voted in favor of the resolution. As a result, the Committee continued to apply the same effective principles and philosophy it has used in previous years in determining executive compensation and will continue to consider vote results for say-on-pay proposals when making compensation decisions for the Company's executive officers.

Compensation Strategy and Philosophy

Our corporate business model is based on the creation of community-centered properties that are carefully tenanted and positioned to add value to the communities in which they are located. Our business model is entrepreneurial, involves a high degree of long-term planning, strategic thought and careful execution so that our properties effectively function as communities. This entrepreneurial business model is focused on stability and longer-term value creation rather than short-term cash flows and value gains. Accordingly, our Committee has adopted a compensation philosophy, to which our management team fully subscribes, that is focused on long-term incentives tied to growth in our FFO and FFO Core, which the Committee believes is indicative of longer-term value creation. The linchpin of this compensation philosophy is a heavy weighting of compensation to performance vesting restricted share units, as opposed to high salaries, cash bonuses or time-vested restricted stock grants.

The Committee believes that an effective executive compensation strategy has several components aimed at specific objectives and timeframes.

•
Base Salary. The Committee believes base salary should be reflective of position, responsibility and experience, and correlated with market-based salary levels for similar positions with competitor companies. The Committee believes that the 50th percentile level of our competitive market is the appropriate benchmark to target for base salary at this time for our growth and size. Due to our relatively recent growth and transformation of our real estate portfolio and actions we took to mitigate the impact of the 2007-2009 recession, our salaries currently lag such benchmark.

•
Annual Incentive Bonus. A bonus provides an opportunity for employees to receive a short-term award based on the achievement of specific organization, operating and financial goals and objectives at three levels during any fiscal year of our operation:

•	corporate performance;

•	business unit (functional area) performance; and

•	individual performance.

We have historically not paid significant cash bonuses. Our company-wide annual cash bonus program for our employees, including our NEOs, makes employees eligible for annual cash bonuses based on achievement of defined financial and operational goals by us and their individual business units. The goals include revenues, property NOI, FFO and FFO Core. The bonus percentages range from 15% to 25% of annual base salaries for the NEOs. During 2015, cash bonuses of $11,813, $18,501 and $15,469 were paid to John J. Dee, Bradford D. Johnson and Christine J. Mastandrea, respectively, under this plan. No other cash bonuses were paid to NEOs in 2015. The annual incentive bonuses for 2015, which would be payable in 2016, are based on achievement of defined goals for revenue, property NOI, FFO and FFO Core. Approximately $90,000, in aggregate, was earned by our five NEOs in 2015 for achievement of the 2015 annual incentive bonus goals and is expected to be paid in April 2016.

The 2016 Annual Incentive Bonus goals for our NEO's are as follows:

Criteria	Goal (% Growth over 2015)	Weight
Revenue	30%	25%
Property NOI	21%	25%
FFO	47%	25%
FFO Core	32%	25%

•
Long-Term Equity Incentive Ownership Plan. In July 2008, our shareholders approved the Plan to provide equity-based grants as incentive compensation to our NEOs and other employees and in 2014 approved performance goals relative to awards under the Plan. The Plan provides an opportunity for our employees to receive grants of equity (restricted common shares and restricted common share units) that vest upon the achievement of long-term goals that create incremental value for the Company and our shareholders. The Plan is designed to encourage entrepreneurship and align the interests of our NEOs and employees with our long-term strategy and is considered by the Committee to be an important component of total compensation and key retention of participants.

•
Benefits and Other Perquisites. We provide the NEOs, as well as all other employees, a full range of benefits related to insurance for health and security. These benefit plans, and other perquisites to key employees, are consistent with those of our competitors for experienced executives and are an important component of retention.

The Committee's charter outlines the Committee's key objectives in the governance of compensation plan development and award decisions, including its major responsibilities to evaluate our performance and executive compensation and the relationship between pay and performance in any year and over time. Additionally, the Committee must ensure to the extent possible that we maintain our ability to attract and retain employees in key positions and that compensation opportunities to key employees remain competitive relative to those of similarly situated executives of our peer companies. The Committee believes the executive compensation packages currently provided to our NEOs reflect the elements outlined above and have specific performance measurement and accountability that correlate with the receipt of incentive awards.

Compensation Objectives

Objective	Compensation Elements Designed to Meet Objective
Compensation should be linked to performance.	A significant portion of each NEO's pay opportunity relates to the performance-based awards granted pursuant to the Plan, which will vest based on achievement of FFO targets and the passage of time.
Compensation should be fair and competitive.
We believe that our compensation is fair and competitive; however, our base salaries and annual incentive pay for our NEOs is in the bottom quartiile of the comparable companies in our industry. A significant portion of our NEOs compensation is expected to be in the form of long-term awards granted under the Plan.

Executive share ownership is expected.
Our long-term incentive award program is a key means by which executives are rewarded for financial performance. As restricted shares vest, we expect our executives will retain a significant number of their vested shares.

The Committee and the Board exercise independent judgment.
On behalf of our shareholders, the Committee and our Board ensure that executive compensation is appropriate and effective, and that all assessments, engagement of advisors, analysis, discussion, rationale and decision making are through the exercise of independent judgment.

Roles and Responsibilities in Compensation Decisions

The Committee is specifically responsible for compensation decisions related to our Chief Executive Officer. The Committee reviews, assesses and approves recommendations from our Chief Executive Officer regarding any determination of base salary and bonuses to all officers, including the other NEOs. The Committee's philosophy and strategy and the programs adopted by our Board establish the general parameters within which our Chief Executive Officer recommends compensation for the other NEOs.

James C. Mastandrea, our Chairman and Chief Executive Officer, annually reviews the performance of our other officers. The conclusions reached and recommendations made based on these reviews, including base salary adjustments as well as bonuses, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended salary adjustment or bonus award. The Committee also evaluates the performance of our NEOs.

The Committee performs an assessment of market compensation for the NEOs and the general market conditions as related to compensation policy and practices in the industry and among our competitors. This information is used by the Committee to review the Company's current pay programs and levels and to address questions related to effective compensation plans and associate retention.

Setting Executive Compensation

Based on the strategy and philosophy described above, the Committee has structured our annual and long-term executive compensation to motivate and reward executive officers in the achievement of our business goals.

As a part of the compensation decision making process, the Committee compares each element comprising total compensation for our NEO positions against similar positions in a peer group of other REITs, which we refer to as the Compensation Peer Group. The Committee used SEC filings for the Compensation Peer Group to assist it in considering compensation for our NEOs. Among other items, the SEC filings provided company specific, sector specific and position specific compensation information including base salary, total annual cash compensation and long-term compensation. The Committee relied on this data to provide it with relevant market compensation data for our NEOs compared to the Compensation Peer Group in order to make compensation decisions for our NEOs. The Compensation Peer Group, which is periodically reviewed and updated by the Committee, consists of companies with whom we believe we compete for talent, investment opportunities, and shareholder investment dollars.

For 2015, the Committee utilized the following criteria for determining the Compensation Peer Group:

•	Public real estate companies structured as equity REITs that own, invest, manage and develop real estate assets similar to us through an integrated and self-managed operating platform;

•
Companies of similar size as our Company measured by market capitalization (implied market capitalization and total capitalization), gross leasable area (square feet), number of properties and number of employees; and

•	Companies that report a range of performance results (FFO and FFO per share) that are comparable to those of our Company.

A total of 16 public companies were used in the Committee analysis for 2015 and are listed below. All numbers are shown in millions.

Company Name	Ticker	Total Assets(1)	Market Cap of Traded Equity(2)
Agree Realty Corp.	ADC	$793	$798
Cedar Realty Trust, Inc.	CDR	$1,322	$607
Cousins Properties Incorporated	CUZ	$2,598	$2,121
First Potomac Realty Trust	FPO	$1,451	$529
Gladstone Commercial Corp.	GOOD	$833	$369
Gramercy Property Trust Inc.	GPT	$5,841	$3,537
Inland Real Estate Corp.	IRC	$1,522	$1,065
Investors Real Estate Trust	IRET	$1,696	$851
Monmouth Real Estate Investment Corp.	MNR	$972	$741
One Liberty Properties Inc.	OLP	$650	$383
Post Properties Inc.	PPS	$2,272	$3,204
PS Business Parks Inc.	PSB	$2,187	$2,634
Ramco-Gershenson Properties Trust	RPT	$2,129	$1,379
Saul Centers Inc.	BFS	$1,304	$1,105
STAG Industrial, Inc.	STAG	$1,906	$1,340
Urstadt Biddle Properties Inc.	UBA	$863	$714
Whitestone REIT	WSR	$784	$336

(1) Source: SNL Financial - In each case, as of the company's most recent quarter.

(2) Source: SNL Financial - In each case, based on traded market price on March 18 2016 multiplied by the number of shares outstanding.

We compete with many companies for experienced executives, and the Committee generally benchmarked compensation for the NEOs against the compensation paid to similarly situated executives of the companies comprising the Compensation Peer Group. Variations may be expected based on relative experience levels, market factors, and circumstances particular to us.

The Committee will continue to review a variety of information, including that provided by compensation consultants, as necessary, in the future to determine the appropriate level and mix of incentive compensation.

Compensation Related Risk Management

Incentive compensation plans and other opportunities for additional compensation are triggered by financial and operating results and by the behavior and decisions of management. As a part of compensation administration, the Committee must take an oversight role to monitor the actions of management to ensure that the incentive programs are not creating an environment of excessive risk taking which could be detrimental to shareholders. This “risk management” aspect of the Committee's responsibility is an evolving duty and focus. The Committee has reviewed the elements of compensation to determine whether they encourage excessive risk taking and concluded that any risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company. The Committee has also taken certain steps to establish policies and procedures, including limits on expenditures and a robust Board-level investment Committee approval process, that we believe are likely to limit and manage the risk of management actions as well as measure and monitor business activities that can indicate risk and risk management needs. The relatively smaller size of our Company at this time makes these risk management policies easier to manage. However, as the Company grows, the Committee will consider and adopt policies as needed to continue to ensure that decisions associated with incentive compensation opportunity do not exceed the intended risk level of the Company.

Employment and Change of Control Agreements

On August 29, 2014, based on the recommendation of the Committee and approval of the Board, the Company entered into employment agreements with Messrs. Mastandrea and Holeman, largely in recognition of the need to provide them certain protections if their employment should be involuntarily terminated without “cause” or terminated by them for “good reason.” The Company also entered into change in control agreements with the other NEOs on August 29, 2014. These change in control agreements are designed to compensate the NEOs in the event of a fundamental change in the Company, and to provide an incentive to these executives to continue with us at least through such time. A more complete description of the employment agreements and change in control agreements is set forth under “Executive Compensation - Employment Agreements; Payments Upon Change in Control.” We believe that these agreements will help us to retain executives who are essential to our long-term success, and that the terms of these agreements are consistent with the practices of our peer companies.

2015 Executive Compensation Elements

A description of our NEOs’ compensation elements during 2015 is presented below.

Base Salary. The NEOs receive a base salary established by an assessment of the responsibilities, skills and experience related to their respective positions, and an evaluation of the base salaries of comparable positions in peer companies in the market in general. Other factors considered in base salary determinations are individual performance, the success of each business unit (functional area), the competitiveness of the executive's total compensation, our ability to pay an appropriate and competitive salary, and grants under our Plan. Base salary represents the fixed component of compensation for the NEOs. Our objective is to provide competitive base pay to attract and retain executives with the skills needed to execute our Community Centered Property strategy.
The Committee continues to review the base salaries at least annually. The Committee continues to believe the base salaries paid to our NEOs are on the low end of base salaries of the Compensation Peer Group. As we grow and increase our overall financial position, the Committee will continue to review whether and when it will be appropriate to make any additional adjustments based on a comparison to competitive market data.
Annual Bonus. On August 2, 2013, our compensation committee approved a company-wide annual cash bonus program for our employees and including our NEOs, which was payable beginning in 2014. The program makes employees eligible for annual cash bonuses based on achievement of defined financial and operational goals by us and their individual business units. The goals include revenues, property NOI, FFO and FFO Core. The bonus percentages range from 15% to 25% of annual base salaries for the NEOs. Mr. Dee, Mr. Johnson and Ms. Mastandrea were paid $11,813, $18,501 and $15,469, respectively in 2015 under this plan. The annual incentive bonuses for 2015, which would be payable in 2016, are based on achievement of defined goals for revenue, property NOI, FFO and FFO Core. Approximately $90,000, in aggregate, was earned by our five NEOs in 2015 for achievement of the 2015 annual incentive bonus goals and is expected to be paid in April 2016.

Long-Term Equity Incentive Compensation. A substantial portion of the compensation of, and the primary incentive compensation tool for, our executive officers is performance-based equity awards under the Plan. Because the majority of the NEOs' annual salaries have been below the Committee's goal of the 50th percentile of our Compensation Peer Group, the value of the grants from the Plan are a substantial portion of compensation compared to annual cash compensation.

The awards were comprised of restricted common shares and restricted common share units and were designed to provide equity awards for a five-year period. The awards only vest if the Company exceeds pre-established FFO targets, which represent increasing levels of growth in financial performance.

2009 - 2013 Grants

Messrs. Mastandrea, Holeman and Dee received grants in 2009. The first 10% of the awards granted in 2009 vested in 2010 and the second 20% vested in 2014, based on 2013 performance. Mr. Johnson received a grant in 2012. The first 10% of the award granted in 2012 was time vested and vested in one-third increments on February 1, 2012, December 1, 2012 and December 1, 2013. The second 20% of the award granted in 2012 vested in 2014, based on 2013 performance. No amounts vested on the remaining 20%, 25% and 25% of the awards granted in 2009 and 2012, which were eligible to vest at annual FFO achievement of $18.3 million, $28.9 million, and $43.0 million, respectively. Messrs. Mastandrea, Holeman, and Johnson received additional grants in 2013. No amounts vested on these grants which were scheduled to vest one-third at annual FFO achievement of $18.3 million, $28.9 million, and $43.0 million, respectively. All outstanding unvested stock awards issued in 2009 through 2013 were forfeited in 2014.

2014 Grants

Messrs. Mastandrea, Holeman, Dee, Johnson and Ms. Mastandrea received performance-based and time-based grants in 2014. A small amount of these grants will vest based on three year time-vesting while the majority are performance-based and will vest in equal amounts upon the achievement of cumulative FFO of $21 million, $47 million, $79 million, $118 million and $164 million, respectively, measured from January 1, 2014 through December 31, 2018, and the passage of time.

The grants may provide significant value for the NEOs, but because the grants are almost 100% performance based, the NEOs will only receive that value by achieving specified financial goals for the Company. The Committee believes the NEOs are truly shoulder-to-shoulder with the shareholders and motivated to achieve extraordinary operating results to have the grants vest and the restrictions removed.

A substantial amount of the 2014 grants were "catch-up", relating to performance from 2006 to 2013 for Messrs. Mastandrea, Holeman and Dee and Ms. Mastandrea and performance from 2010 to 2013 for Mr. Johnson. During the period of 2006 to 2013, less than 100,000 shares vested from awards granted under the Plan. The 2014 grants were made, in part, to rectify this situation.

2015 Grants

Messrs. Dee and Johnson and Ms. Mastandrea received performance-based grants in 2015. These grants will vest upon the achievement of cumulative FFO of $47 million, $79 million, $118 million and $164 million, respectively, measured from January 1, 2014 through December 31, 2018, and the passage of time.

Messrs. Mastandrea and Holeman received grants of time-based restricted stock units in 2015. These grants will vest in equal installments at the end of seven quarters beginning on June 30, 2015 and ending on December 31, 2016.

Perquisites and Other Personal Benefits. We provide our NEOs with benefits and other personal perquisites that we deem reasonable and consistent with our overall compensation program. Such benefits enable us to attract and retain superior employees for key positions. The Committee periodically reviews our overall compensation program and specific perquisites provided to the NEOs.

Compensation Committee Interlocks and Insider Participation

The Committee is currently comprised of Messrs. Lambert, Keating and Mahaffey. None of the members of the Committee during 2015 is or has served as an officer or employee for us and none of our executive officers has served on the board of directors or compensation committee of any company whose executive officers served on the Committee or our Board.

Compensation Consultant
To support the Compensation Committee in fulfilling its duties, the Compensation Committee directly retained an external compensation consultant to assist with its design and evaluation of compensation for our executive officers and directors. Pursuant to its charter, the Compensation Committee shall retain, as deemed necessary or appropriate by the Compensation Committee, any compensation consultant, independent legal counsel or other compensation advisor and shall approve the advisor’s fees and other retention terms.

In January 2016, the Compensation Committee retained Longnecker & Associates (“Longnecker”) to provide executive officer and director compensation consulting services. During fiscal year 2015, Longnecker did not provide any additional services to the Company or the Company's affiliates.

Based upon and following receipt of the advice of Longnecker, the Compensation Committee reviewed and approved the Company’s goals and objectives relevant to CEO and executive compensation and the compensation payable to our CEO and other executive officers for fiscal year 2016.

As required by its charter and by the NYSE listing standards, the Compensation Committee performed an independence assessment of Longnecker and determined that Longnecker should be considered independent based on the following factors:

•	Longnecker has not provided and will not provide any other services to the Company other than compensation consulting services.

•	The fees paid to Longnecker by the Company were less than 1% of Longnecker's total revenue for the year.

•	Longnecker has developed and provided to the Company a Conflict of Interest Policy.

•	There are no business or personal relationships between Longnecker and any member of the Compensation Committee or any executive officer of the Company.

•	None of the advisers from Longnecker owns any of the Company's common shares.

Accordingly, the Compensation Committee determined that the services provided by Longnecker to the Compensation Committee did not give rise to any conflicts of interest.

COMPENSATION COMMITTEE REPORT

The Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management and, based on such review and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and Whitestone's Annual Report on Form 10-K.

Respectfully submitted,
Whitestone REIT Compensation Committee
Jack L. Mahaffey, Chairman
Donald F. Keating
Paul T. Lambert

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically incorporated by reference therein.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes the total compensation paid by the Company to each of our NEOs in 2013, 2014 and 2015.

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards		All Other Compensation		Total
James C. Mastandrea	2015	$415,385	—	$1,295,560	(2)	$13,049	(7)	$1,723,994
Chairman & Chief	2014	400,000	—	11,297,986		14,212	(7)	11,712,198
Executive Officer	2013	348,077	—	1,562,000		60,301	(8)	1,970,378
John J. Dee	2015	224,474	11,813	66,100	(3)	7,884	(9)	310,271
Chief Operating Officer	2014	205,289	—	970,032		4,624	(9)	1,179,945
	2013	200,000	—	—		6,823	(9)	206,823
David K. Holeman	2015	259,616	—	594,900	(4)	11,781	(9)	866,297
Chief Financial Officer	2014	250,000	—	5,134,994		4,327	(10)	5,389,321
	2013	212,096	—	1,015,000		3,708	(10)	1,230,804
Bradford D. Johnson	2015	204,923	18,501	132,200	(5)	6,148	(10)	361,772
VP of Acquisitions and	2014	184,616	25,000	2,034,505		3,288	(10)	2,247,409
Asset Management	2013	144,039	—	546,700		1,108	(10)	691,847
Christine J. Mastandrea	2015	198,000	15,469	132,200	(6)	2,940	(10)	348,609
VP of Property Strategy	2014	154,231	25,000	2,635,040		571	(10)	2,814,842
and Market Research	2013	120,548	—	312,400		865	(10)	433,813

(1)	Base salary paid in 2015, 2014 and 2013.

(2)
Represents the grant date fair value of 98,000 restricted common share units granted in 2015 valued at the grant date fair value. The grant date fair values were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, “Compensation-Stock Compensation,” utilizing the assumptions discussed in Note 14 to our audited financial statements for the year ended December 31, 2015 as included in our Annual Report.

(3)
Represents the grant date fair value of 5,000 restricted common share units granted in 2015 valued at the grant date fair value. The grant date fair values were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, “Compensation-Stock Compensation,” utilizing the assumptions discussed in Note 14 to our audited financial statements for the year ended December 31, 2015 as included in our Annual Report.

(4)
Represents the grant date fair value of 45,000 restricted common share units granted in 2015 valued at the grant date fair value. The grant date fair values were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, “Compensation-Stock Compensation,” utilizing the assumptions discussed in Note 14 to our audited financial statements for the year ended December 31, 2015 as included in our Annual Report.

(5)
Represents the grant date fair value of 10,000 restricted common share units granted in 2015 valued at the grant date fair value. The grant date fair values were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, “Compensation-Stock Compensation,” utilizing the assumptions discussed in Note 14 to our audited financial statements for the year ended December 31, 2015 as included in our Annual Report.

(6)
Represents the grant date fair value of 10,000 restricted common share units granted in 2015 valued at the grant date fair value. The grant date fair values were calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, Topic 718, “Compensation-Stock Compensation,” utilizing the assumptions discussed in Note 14 to our audited financial statements for the year ended December 31, 2015 as included in our Annual Report.

(7)	Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (b) matching contributions under our 401(k) plan, and (c) health insurance.

(8)
Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, (b) housing costs of $48,438, (c) matching contributions under our 401(k) plan, and (d) health insurance.

(9)	Represents (a) the incremental cost of a Whitestone automobile not used exclusively for business purposes, and (b) matching contributions under our 401(k) plan.

(10)	Represents matching contributions under our 401(k) plan.

Grants of Plan Based Awards

The following table sets forth certain information with respect to common share and common share units granted during the year ended December 31, 2015 for each NEO.

		Estimated Future Payouts Under Equity Incentive Plan Awards (1)
Name	Grant Date	Threshold	Target	Maximum	All Other Stock Awards: Number of Shares or Units	Grant Date Fair Value of Share Awards (4)
James C. Mastandrea	6/30/2015	—	—	—	98,000(2)	$1,295,560
John J. Dee	6/30/2015	—	5,000 (3)	—	—	66,100
David K. Holeman	6/30/2015	—	—	—	45,000(2)	594,900
Bradford D. Johnson	6/30/2015	—	10,000 (3)	—	—	132,200
Christine J. Mastandrea	6/30/2015	—	10,000 (3)	—	—	132,200

(1) For details regarding the equity incentive awards, see "Compensation Discussion and Analysis - 2015 Executive Compensation Elements - Long-Term Equity Incentive Compensation" above.
(2) Represents awards of restricted common share units granted under the Plan in 2015 which vest quarterly in seven equal installments beginning on June 30, 2015 and ending on December 31, 2016.
(3) Represents awards of restricted common share units granted under the Plan in 2015 that that could be earned based on achievement of four performance targets, each weighted 25%, and the passage of time.
(4) Amounts represent the grant date fair value of share awards measured in accordance with ASC Topic 718, utilizing the assumptions discussed in Note 14 to our audited financial statements for the year ended December 31, 2015 as included in our Annual Report.

Outstanding Equity Awards at Fiscal Year End 2015

The following table sets forth certain information with respect to the market value of all unvested share and unit awards held by each NEO as of December 31, 2015.

Name	Share Awards
	Number of Shares that Have Not Vested	Market Value of Shares that Have Not Vested	Equity Incentive Plan Awards Number of Shares or Units that Have Not Vested(#)	Equity Incentive Plan Awards Market Value of Shares or Units that Have Not Vested($)
James C. Mastandrea	—	$—	52,462 (1)	$630,069
			19,999 (2)	240,188
			536,753 (3)	6,446,404
			92,792 (4)	1,114,432
			185,584 (5)	2,228,864
			56,000 (6)	672,560
			943,590	11,332,517

John J. Dee	—	—	22,605 (1)	271,486
			12,499 (2)	150,113
			63,551 (3)	763,248
			12,047 (4)	144,684
			25,350 (5)	304,454
			136,052	1,633,985

David K. Holeman	—	—	23,045 (1)	276,770
			7,500 (2)	90,075
			244,099 (3)	2,931,629
			41,931(4)	503,591
			83,867 (5)	1,007,243
			25,713 (6)	308,813
			426,155	5,118,121

Bradford D. Johnson	—	—	12,445 (1)	149,464
			116,299 (3)	1,396,751
			18,133 (4)	217,777
			38,767 (5)	465,592
			185,644	2,229,584

Christine J. Mastandrea	—	—	2,667 (1)	32,031
			125,100 (3)	1,502,451
			19,599 (4)	235,384
			41,700 (5)	500,817
			189,066	2,270,683

Total of All NEOs			1,880,507	$22,584,890

(1)	Represents restricted common share awards granted under the Plan which vest in equal installments on April 2, 2016 and April 2, 2017.

(2)
Represents restricted common share awards granted under the Plan which vest in 33.33% increments upon achievement of cumulative FFO, as measured from January 1, 2014 to December 31, 2018, of $79 million, $118 million and $164 million, and the passage of time.

(3)
Represents restricted common share unit awards granted under the Plan, which convert to time-based restricted common shares, in 33.33% increments, upon achievement of cumulative FFO, as measured from January 1, 2014 to December 31, 2018, of $79 million, $118 million and $164 million. The time-based restricted common shares issued vest in equal installments over four quarters.

(4)
Represents time-based restricted common shares granted based on the achievement of the $21 million FFO target which vest quarterly in 4 equal installments beginning on March 31, 2016 and ending on December 31, 2016.

(5)
Represents time-based restricted common shares granted based on the achievement of the $47 million FFO target which vest quarterly in 8 equal installments beginning on March 31, 2016 and ending on December 31, 2017.

(6)	Represents time-based restricted common share units which vest at the end of each quarter in 4 equal installments beginning on March 31, 2016 and ending on December 31, 2016.

2015 Option Exercises and Shares Vested

We did not grant any stock options to employees during the year ended December 31, 2015.  The following table sets forth information with respect to shares and units vested during the year ended December 31, 2015.

Name	Common Share Awards (1)
	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
James C. Mastandrea	161,023	$2,153,435
John J. Dee	23,355	339,709
David K. Holeman	72,746	971,625
Bradford D. Johnson	24,355	338,355
Christine J. Mastandrea	20,934	279,356

(1)	Shares vested on March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015.

(2)	Based on the closing price of common shares of $16.09, $13.02, $11.53 and $12.01 on March 31, 2015, June 30, 2015, September 30, 2015 and December 31, 2015, respectively.

Potential Payments Upon Termination or a Change in Control

The following tables summarize the compensation that would have been payable to Messrs. Mastandrea and Holeman if their employment had terminated on December 31, 2015 without “cause” or for “good reason” (each, as defined in the Employment Agreements), and for each other NEO if such NEO's employment had terminated on December 31, 2015 without “cause” or for “good reason” (each, as defined in the Change in Control Agreements) within two years following a Change in Control. The tables also summarize the compensation that would have been payable to each NEO if his or her employment had terminated due to death or disability, or, upon change of control without termination. Due to the number of factors that affect the amount of any benefits provided upon the events discussed below, actual amounts paid or distributed may be different.

Involuntary Termination Without Cause or Termination with Good Reason

Name and Position of Principal	Salary (1)	Bonus (2)	Continuation of Benefits (3)	Value of Unvested Restricted Stock Awards (4)	Total
James C. Mastandrea (CEO)	$1,242,001	$—	$231,691	$11,332,517	$12,806,209
David K. Holeman (CFO)	776,252	—	109,801	5,118,121	6,004,174

Involuntary Termination Without Cause or Termination with Good Reason Following a Change of Control

Name and Position of Principal	Salary (1)	Bonus (2)	Continuation of Benefits (3)	Value of Unvested Restricted Stock Awards (4)	Total
John J. Dee (COO)	$336,711	$17,720	$26,618	$1,633,985	$2,015,034
Bradford D. Johnson (Vice President of Acquisitions and Asset Management	307,385	27,752	9,754	2,229,584	2,574,475
Christine J. Mastandrea (Vice President of Corporate Strategy	297,000	23,204	6,663	2,270,683	2,597,550

(1) Amount equal to 2.99 times annual salary for Messrs. Mastandrea and Holeman, and 1.5 times annual salary for Messrs. Dee and Johnson and Ms. Mastandrea.

(2) Amount equal to 2.99 times bonuses paid in 2014 to Messrs. Mastandrea and Holeman, and 1.5 times bonuses paid in 2014 to Messrs. Dee and Johnson and Ms. Mastandrea.

(3) Benefits amounts include the cost of (a) health and welfare benefits to the same extent made available to employees generally, including family health insurance, travel accident insurance, life and accidental death insurance, and long term disability insurance, (b) directors and officers liability insurance, (c) full participation in any 401(k), profit sharing, pension or other retirement benefit plan (“Pension Plan”) during employees employment, and (e) such other benefits that the Board may from time to time authorize for a period of three years for Messrs. Mastandrea and Holeman and one year for Messrs. Dee and Johnson and Ms. Mastandrea.

(4) The value of the restricted stock is based on the closing price of our common stock on December 31, 2015, or $12.01 per share, assuming full release of all restrictions, including all performance conditions.

Change of Control without Termination

Name and Position of Principal	Salary	Bonus	Continuation of Benefits	Value of Unvested Restricted Stock Awards (1)	Total
James C. Mastandrea (CEO)	$—	$—	$—	$11,332,517	$11,332,517
David K. Holeman (CFO)	—	—	—	5,118,121	5,118,121
John J. Dee (COO)	—	—	—	1,633,985	1,633,985
Bradford D. Johnson (Vice President of Acquisitions and Asset Management	—	—	—	2,229,584	2,229,584
Christine J. Mastandrea (Vice President of Property Strategy and Market Research	—	—	—	2,270,683	2,270,683

Death or Disability

Name and Position of Principal	Salary	Bonus	Continuation of Benefits	Value of Unvested Restricted Stock Awards (1)	Total
James C. Mastandrea (CEO)	$1,242,001	$—	$231,691	$11,332,517	$12,806,209
David K. Holeman (CFO)	776,252	—	109,801	5,118,121	6,004,174
John J. Dee (COO)	—	—	—	1,633,985	1,633,985
Bradford D. Johnson (Vice President of Acquisitions and Asset Management	—	—	—	2,229,584	2,229,584
Christine J. Mastandrea (Vice President of Property Strategy and Market Research	—	—	—	2,270,683	2,270,683

(1) The value of the restricted stock is based on the closing price of our common stock on December 31, 2015, or $12.01 per share, assuming full release of all restrictions, including all performance conditions.

Employment Agreements; Payments Upon Change of Control

Employment Agreements.

On August 29, 2014, the Company entered into employment agreements (the “Employment Agreements”) with Messrs. Mastandrea and Holeman. The Employment Agreements each have an initial term of three (3) years, subject to automatic renewal for successive one (1) year periods unless either party provides notice of non-renewal at least ninety (90) days prior to the next automatic expiration date. The contracts provide for base salaries of $400,000 and $250,000, respectively, per year to Messrs. Mastandrea and Holeman, and each of them is entitled to an annual bonus upon the satisfaction of performance criteria established by the Committee. The base salaries are the same as in effect since August 2, 2013.

In addition, each officer will be entitled to continued benefits as have been provided to the officers since 2006, including insurance (family health, life, accidental death, disability and director and officer liability) coverage, company automobiles, annual physicals and participation in the Company’s 401(k) and other pension benefit plans available to all employees.

Upon any termination (either before or after a change in control, as defined in the Plan) of an officer’s employment by the Company without cause or by the officer for good reason, as defined in the Employment Agreements and summarized below, the officer’s restricted common shares and restricted share units will immediately vest and the officer will be entitled to a severance payment equal to 2.99 times the sum of his then-current salary and last year’s bonus, as well as continuation of benefits for three (3) years. As a condition to receiving any severance payment, the officer is required to execute and deliver a blanket release of the Company from any and all current and prior claims. In addition, for a period of one (1) year from and after termination of employment, except in the capacity of a less than 1% passive investor in a public company, each officer is restricted from having any interest in or performing any services in respect of any property that meets the Company’s publicly-stated definition of a Community Centered Property (as defined in the Employment Agreements) within a five (5) mile radius of any property then-owned by the Company. Mr. Holeman will be deemed to have been terminated by the Company without cause if Mr. Mastandrea ceases to serve as the Chairman of the Board and/or President and Chief Executive Officer of the Company on account of termination of Mr. Mastandrea’s employment by the Company without cause, Mr. Mastandrea’s termination of his employment for good reason and/or Mr. Mastandrea’s failure to be renominated and/or re-elected as a member of the Board. If either the Company or the officer gives notice to the other of an intention not to extend the term of employment for an additional year, and a termination occurs, that termination will be treated as a termination by the Company or by the officer, as the case may be, with or without cause, and for or not for good reason, as the case may be.

For purposes of the Employment Agreements, "good reason" includes the occurrence of any one of the following events:

(i) For Mr. Mastandrea, reduction of his annual base salary below $400,000, and for Mr. Holeman, reduction of his annual base salary below $250,000;
(ii) The Company fails to continue to provide the compensation as detailed in the Employment Agreement (base salary, bonus eligibility, performance awards pursuant to the Plan and benefits and expense reimbursements);
(iii) The Company fails in any material respect to provide benefits and expense reimbursements, as detailed in the Employment Agreement, in either case after either officer has given the Company written notice of such failure, and the Company has failed to effect a cure within 60 days after the notice is given;
(iv) Either removal from any of the officer’s offices or responsibilities, or the officer’s duties with the Company are otherwise reduced to such an extent that he no longer has authority commensurate with the Chairman of the Board and Chief Executive Officer for Mr. Mastandrea and Chief Financial Officer for Mr. Holeman, in each case of a publicly-traded REIT;
(v) A change in the officer’s principal place of employment for the Company outside of the Houston and Phoenix metropolitan areas for Mr. Mastandrea, and the Houston metropolitan area for Mr. Holeman, and as a result, the officer is required to relocate; and
(vi) After a “shift in ownership”, as defined in the Employment Agreements and summarized below, the Board fundamentally changes its strategic plan in a manner opposed by the officer, in which case such officer may not terminate his employment unless he first gives the Board written notice specifying the change or changes that he opposes and the steps that Board must take to rectify the strategic plan, and the Board fails to take those steps within 60 days after the notice is given.

For purposes of the Employment Agreements, a “shift in ownership” is deemed to occur, generally, when any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than us or one of our wholly-owned subsidiaries or any employee benefit plan of us or any of our subsidiaries, becomes the beneficial owner of 20% or more of the combined voting power of our outstanding securities that may be cast for the election of our trustees; provided that no Shift in Ownership shall be deemed to have occurred if, prior to such acquisition, the acquisition is supported by the respective officer and approved by the Board.

Change in Control Agreements.

On August 29, 2014, the Company entered into Change in Control Agreements (the “Change in Control Agreements”) with Messrs. Dee and Johnson and Ms. Mastandrea. Each Change in Control Agreement provides that if the officer’s employment is terminated by the Company (or any successor) without “cause” (as defined in the Change in Control Agreements) or by the officer for “good reason” (as defined in the Change in Control Agreements and summarized below) upon or within two (2) years after a “change in control” of the Company (as defined in the Plan), the officer will receive a severance payment equal to 1.5 times the sum of the officer’s then current annual base salary plus the amount of any bonus paid for the prior year, as well as continuation of benefits for one (1) year. In addition, the Change in Control Agreements provide that all unvested restricted common shares and restricted share units would vest to the extent not theretofore vested. Each officer will be deemed to have been terminated by the Company without cause if Mr. Mastandrea ceases to serve as the Chairman of the Board and/or President and Chief Executive Officer of the Company on account of termination of Mr. Mastandrea’s employment by the Company without cause, Mr. Mastandrea’s termination of his employment for good reason and/or Mr. Mastandrea’s failure to be renominated and/or re-elected as a member of the Board.

The Change in Control Agreements will remain effective until the officer’s employment is terminated for any reason; provided that the officer will receive the benefits specified above upon termination of employment by the Company without cause or the officer for good reason after a change in control. As a condition to receiving any severance payment, the officer is required to execute and deliver a blanket release of the Company from any and all current and prior claims. In addition, for a period of one (1) year from and after termination of employment, except in the capacity of a less than 1% passive investor in a public company, each officer is restricted from having any interest in or performing any services in respect of any property that meets the Company’s publicly-stated definition of a Community Centered Property (as defined in the Change in Control Agreements) within a five (5) mile radius of any property then-owned by the Company.

For purposes of the Change in Control Agreements, “good reason” generally includes the occurrence of any one of the following events:

(i) Reduction of the officer’s annual base salary below the amount in effect at the time of a change in control;
(ii) Bonus payment for the annual period first ending after the change in control is less than the officer’s bonus for the calendar year ending immediately prior to the change in control;
(iii) Benefits are materially reduced from those benefits in effect at the time of the change in control;
(iv) The officer is removed from any of his or her offices or responsibilities or his or her duties with the Company are otherwise reduced to such an extent that he or she no longer has the same authority commensurate with his or her duties to the Company at the time of the change in control; and
(v) The officer’s principal place of employment for the Company is relocated outside of the Houston metropolitan area and, as a result, he or she is required to relocate.

Treatment of Equity Upon Change in Control.

Pursuant to our Plan, in the event of the participant’s death or disability any unvested restricted common stock or units will immediately vest. In the event of a Change in Control of the Company, as defined below, (i) all restricted shares, restricted share units, and share options theretofore granted and not yet vested, will become fully vested (and restricted share units shall be automatically replaced with fully vested restricted shares), exercisable and issued as of a time immediately before the Change in Control, and (ii) all restrictions and conditions applicable to restricted shares and other share awards will be deemed to have been satisfied as of the date of the Change in Control.

For purposes of the Plan, “Change in Control” means, unless otherwise defined in the applicable award agreement, any of the following events:

•
any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than us or one of our wholly-owned subsidiaries or any employee benefit plan of us or any of our subsidiaries, becomes the beneficial owner of 35% or more of the combined voting power of our outstanding securities that may be cast for the election of our trustees;

•
as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, less than a majority of the voting power of our outstanding securities or any successor company or entity entitled to vote generally in the election of our trustees or other corporation or entity after such transaction is held in the aggregate by our security holders entitled to vote generally in the election of our trustees immediately prior to such transaction;

•
during any period of two consecutive years, individuals who at the beginning of that period constitute our Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by our shareholders, of each of our trustees first elected during that period was approved by a vote of at least two-thirds of our trustees then still in office who were (a) our trustees at the beginning of that period, and (b) not initially (1) appointed or elected to office as a result of either an actual or threatened election and/or proxy contest by or on behalf of a person other than our Board, or (2) designated by a person who has entered into an agreement with us to effect a transaction described in the first two bullet points above or the following two bullet points below;

◦	our complete liquidation or dissolution;

◦	the sale or other disposition of all or substantially all of our assets to any person; or

•
with respect to award agreements for Messrs. Mastandrea Dee and Holeman only, a termination of our Chief Executive Officer without cause, excluding non-appealable determinations by a court of law for fraud, gross negligence, or willful neglect, which would be considered termination for cause.

COMPENSATION OF TRUSTEES

Cash Compensation

Our non-employee trustees are paid an annual fee of $20,000. In addition, our non-employee trustees receive $1,000 for each in-person or $500 for each telephonic Board meeting they attend and a $1,000 per diem fee when a non-employee trustee is required to travel to another city to review properties for acquisition or perform other services. Additionally, each non-employee trustee receives an annual grant of 1,500 common shares and, at the option of the trustee, any monetary fees may be received in the form of common shares.

Trustees do not receive additional compensation for committee meetings. Non-employee trustees are also reimbursed for out-of-pocket expenses incurred in connection with attending Board meetings and when required to travel to review properties for acquisition or perform other services.

Equity Awards

On December 21, 2015 each of our independent trustees was granted 1,500 common shares.

On December 21, 2015 Daryl J. Carter was issued 992 common shares pursuant to the Plan in lieu of retainer and meeting fees.

2015 Trustee Compensation

The table below summarizes the compensation we paid to each non-employee trustee in 2015.  No employee who serves as a trustee is paid for those services.

Name(1)	Fees Earned or Paid in Cash	Share Awards(2)	Total(3)
Daryl J. Carter	$11,997	$30,153	$42,150
Donald F. Keating	26,000	18,150	44,150
Paul T. Lambert	24,000	18,150	42,150
Jack L. Mahaffey	27,000	18,150	45,150

(1)
James C. Mastandrea, our Chairman of the Board and Chief Executive Officer, is not included in the table as he is an employee and thus receives no compensation for his services as a trustee. The compensation received by Mr. Mastandrea is included under "Executive Compensation - Summary Compensation Table" above.

(2)
On December 21, 2015, each independent trustee was awarded 1,500 common shares. Mr. Carter was paid half of his trustee fees in common shares. The share award amounts represent the grant date fair value of share awards measured in accordance with ASC Topic 718, utilizing the assumptions discussed in Note 14 to our audited financial statements for the year ended December 31, 2015 as included in our Annual Report.

(3)	We do not have a pension plan or non-qualified deferred compensation plan.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has appointed Pannell Kerr Forster of Texas, P.C., or "PKF" to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2016.

The Board asks shareholders to ratify the appointment of PKF as our independent registered public accounting firm.  Shareholder ratification of the appointment of PKF as our independent registered public accounting firm is not required by our bylaws or other governing documents. However, the Board is submitting the appointment of PKF to the shareholders for ratification as a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the appointment is ratified, the Audit Committee in its discretion, may select a different registered public accounting firm at any time during the year if it determines that a change would be in the best interests of Whitestone and our shareholders.  Whitestone does not expect a representative from PKF to attend the Annual Meeting and, accordingly, no representative from PKF is expected to make a statement or be available to respond to questions.

Our Board of Trustees unanimously recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the year ending December 31, 2016.

AUDIT COMMITTEE INFORMATION

Report of the Audit Committee of the Board of Trustees

The Audit Committee is composed of three independent, non-employee trustees and operates under a written charter adopted by the Board (a copy of which is available at www.whitestonereit.com).  The Board has determined that each committee member is independent within the meaning of the applicable NYSE listing standards currently in effect and as required by the Sarbanes-Oxley Act of 2002.  Management is responsible for the financial reporting process, including the preparation of the consolidated financial statements in accordance with generally accepted accounting principles, or GAAP, and for the establishment and effectiveness of internal control over financial reporting.  The Company's independent registered public accounting firm, Pannell Kerr Forster of Texas, P.C., or PKF, is responsible for auditing those financial statements and expressing an opinion as to whether they fairly present our financial condition, results of operations, shareholders' equity and cash flows in conformity with GAAP.  The committee’s responsibility is to oversee and review this process.  We are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurances as to such financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm.  The committee relies, without independent verification, on the information provided to us and on the representations made by management and PKF.  We held four meetings during 2015.  The meetings were designed, among other things, to facilitate and encourage communication among the committee, management and PKF. We discussed with PKF the overall scope and plans of their annual audit and quarterly reviews.  We met with PKF, with and without management present, to discuss the results of their examinations.

We have reviewed and discussed the audited consolidated financial statements for the fiscal year ended December 31, 2015 with management and PKF. We also discussed with management and PKF the process used to support certifications by our Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany our periodic filings with the SEC. In addition, we reviewed and discussed with management our compliance as of December 31, 2015 with Section 404 of the Sarbanes-Oxley Act of 2002.

The Audit Committee has discussed with PKF the matters required to be discussed by the Auditing Standard No. 16, "Communications with Audit Committees", as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has received the written disclosures and the letter from PKF required by applicable requirements of the PCAOB regarding PKF's communications with the Audit Committee concerning independence, and has discussed with PKF its independence.  When considering the independence of PKF, we considered whether its array of services to Whitestone beyond those rendered in connection with its audit of our consolidated financial statements and reviews of our consolidated financial statements, including our quarterly reports on Form 10-Q, was compatible with maintaining its independence.  We also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for these services to, PKF.
Based on the foregoing review and discussions and relying thereon, we have recommended to our Board that the audited financial statements for the fiscal year ended December 31, 2015 be included in Whitestone’s Annual Report on Form 10-K.  The Audit Committee also reappointed, and the Board has approved, PKF as Whitestone's independent registered public accounting firm for the fiscal year ending December 31, 2016.

The undersigned members of the Audit Committee have furnished this report to our Board.

Respectfully submitted,
Audit Committee
Donald F. Keating, Chairman
Daryl J. Carter
Jack L. Mahaffey

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

Independent Registered Public Accounting Firm Fees and Services

The following table sets forth the fees billed for professional audit services rendered by PKF, our independent registered public accounting firm, for the audit of our annual consolidated financial statements for the two most recent fiscal years ended December 31, 2015 and 2014, and fees billed for other services rendered by PKF for those periods:

Types of Services	Total Approximate Fees
	2015	2014
Audit Fees (1)	$326,249	$310,354
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees(2)	38,688	44,148
Total	$364,937	$354,502

(1)
Fees for audit services billed in 2015 and 2014 included the following (i) audits of our annual financial statements and the effectiveness of our internal controls over financial reporting and audits of all related financial statements required to be audited pursuant to regulatory filings; (ii) reviews of unaudited quarterly financial statements; and (iii) services related to the issuance of consents and other services related to SEC matters.

(2)	Fees billed primarily related to the filing of our registration statements with the SEC.

Our Audit Committee has considered the audit and non-audit services rendered by PKF and has determined that the providing of these services is compatible with maintaining the independence of PKF.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted a policy requiring it to approve all audit and non-audit services to be performed by our independent registered public accounting firm to assure that the provision of the services does not impair the firm’s independence.  All services, engagement terms, conditions and fees, as well as changes in the terms, conditions and fees must be pre-approved by our Audit Committee in advance.  Our Audit Committee will annually review and approve services that may be provided by our independent registered public accounting firm during the next year and will revise the list of approved services from time to time based on subsequent determinations.  The authority to approve services may be delegated by our Audit Committee to one or more of its members, but may not be delegated to management.  If authority to approve services has been delegated to an Audit Committee member, any approval of services must be reported to our Audit Committee at its next scheduled meeting.  All audit and non-audit services rendered by our independent registered public accounting firm during the years ended December 31, 2015 and 2014 were pre-approved by our Audit Committee in accordance with its policies.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Transactions with Related Persons

Under SEC rules, a related person transaction is any transaction or any currently proposed transaction in which the Company was or is to be a participant, the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. A “related person” is a director, officer, nominee for director or a more than 5% shareholder since the beginning of our last completed fiscal year, and their immediate family members.

Pursuant to its charter, our Nominating and Corporate Governance Committee is responsible for reviewing any potential or actual conflicts of interest between our trustees and between Whitestone and other companies on which a trustee of Whitestone may serve.

Under our Declaration of Trust, we may enter into any contract or transaction with our trustees, officers, employees or agents (or any affiliated person), provided that in the case of any contract or transaction in which any of our trustees, officers, employees or agents (or any affiliated person) have a material financial interest (1) the fact of the interest is disclosed or known to the following: (a) the Board, and the Board shall approve or ratify the contract or transaction by the affirmative vote of a majority of disinterested trustees, even if the disinterested trustees constitute less than a quorum, or (b) the shareholders entitled to vote, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the shareholders entitled to vote other than the votes of shares owned of record or beneficially by the interested party; or (2) the contract or transaction is fair and reasonable to us. In addition, our Nominating and Corporate Governance Committee manages risks associated with the independence of the Board and potential conflicts of interest.

According to our Code of Business Conduct and Ethics, our employees and trustees are expected to exhibit and promote the highest standard of honest and ethical conduct, by their adherence to the following policies and procedures: (1) they shall engage in only honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; and (2) they shall inform our chief operating officer of any deviations in practice from policies and procedures governing honest and ethical behavior or any material transaction or relationship that comes to their attention that could reasonably be expected to create a conflict of interest. Our Audit Committee oversees compliance with our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is available under the “Corporate Governance” page of our website at www.whitestonereit.com.

OTHER MATTERS

Documents Incorporated by Reference

This Proxy Statement incorporates documents by reference that are not presented herein or delivered herewith, including our bylaws. These documents are available upon request without charge. Requests should be sent to Whitestone REIT, 2600 South Gessner Road, Suite 500, Houston, Texas 77063, Attention: Investor Relations or by calling (713) 435-2219.

Other Business

The Board knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the meeting on which action can properly be taken, it is intended that the proxies shall vote in accordance with the discretion of the person or persons exercising the authority conferred by the proxy at the meeting. The submission of a proposal does not guarantee its inclusion in our proxy statement or presentation at the Annual Meeting unless certain securities law and other requirements are met.

You are cordially invited to attend the 2016 Annual Meeting of Shareholders in person. Whether or not you plan to attend the Annual Meeting, you are requested to vote in accordance with the instructions herein.

By order of the Board of Trustees,

John J. Dee
Chief Operating Officer and Corporate Secretary

March 30, 2016
Houston, Texas

0

WHITESTONE REIT

Proxy for Annual Meeting of Shareholders on May 9, 2016

Solicited on Behalf of the Board of Trustees

The undersigned hereby appoints James C. Mastandrea, John J. Dee and David K. Holeman, and each of them, with full power of substitution as proxy to represent and vote all the common shares of Whitestone REIT held of record by the undersigned as of the close of business on February 11, 2016 at the Annual Meeting of Shareholders to be held on Monday, May 9, 2016, 10:00 a.m. CDT, at the Houston Marriott Westchase Hotel located at 2900 Briarpark Drive, Houston Texas 77042, or any adjournment or postponement thereof, as designated on the reverse side thereof in their discretion as to other matters.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Trustees' recommendations.

(Continued and to be signed on the reverse side.)

1.1

14475

ANNUAL MEETING OF SHAREHOLDERS OF

WHITESTONE REIT

May 9, 2016

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K are available at http://www.astproxyportal.com/ast/16614/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

10003000000000001000 5 050916

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE ELECTION OF TRUSTEES AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Trustees recommends you vote FOR the following:

1. Election of Trustees

NOMINEE:
Paul T. Lambert

☐ FOR THE NOMINEE

☐ WITHHOLD AUTHORITY FOR THE NOMINEE

The Board of Trustees recommends you vote FOR the following proposal:

	FOR	AGAINST	ABSTAIN
2. Ratification of the selection of Pannell Kerr Forster of Texas, P.C. as our independent registered public accounting firm for the fiscal year ending December 31, 2016.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.